SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              FIRST MARINER BANCORP
             (Exact name of registrant as specified in its charter)


              Maryland                                 52-1834860
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       1801 South Clinton Street                          21224
          Baltimore, Maryland                           (Zip Code)
(Address of principal executive offices)

If this Form relates to the registration      If this Form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to General     securities and is to become
Instruction  A(c)(1) please check the         effective simultaneously with the
following box. |_|                            effectiveness of a concurrent
                                              registration  statement under the
                                              Securities Act of 1933 pursuant to
                                              General Instruction A(c)(2) please
                                              check the following box. |_|


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.05 per share
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered


         The Registrant hereby incorporates by reference the description of its Common Stock, par value $.05 per share, contained under the heading "DESCRIPTION OF SECURITIES-- Common Stock" in the Preliminary Prospectus included in its Registration Statement on Form SB-2, Registration No. 333-16011, filed via EDGAR with the Commission on November 13, 1996. This Registration Statement on Form 8-A shall be deemed to incorporate by reference the description of the Common Stock contained in any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933.


Item 2.  Exhibits


Exhibit No.      Description                                               Page

1                The section titled "DESCRIPTION OF SECURITIES--            46
                 Common Stock" of the Preliminary Prospectus included as part of the Registrant's Registration
                 Statement on Form SB-2, Registration No. 333-16011 ("Registration Statement on Form SB-2") which is incorporated by reference in this Form 8-A.

2 The Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of the Registrant filed as Exhibits 3.1 and 3.2 to the Registration Statement on Form SB-2, respectively, are hereby incorporated by reference.

3 The specimen of Common Stock certificate of the Registrant filed as Exhibit 4.2 to the Registration Statement on Form SB-2 is hereby incorporated by reference.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FIRST MARINER BANCORP


Date:  December 3, 1996                  By:/s/ Edwin F. Hale, Sr.
                                            ------------------------------------
                                            Edwin F. Hale, Sr.
                                            Chairman and Chief Executive Officer
C66803.616

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